HARMON INDUSTRIES, INC.                                               EXHIBIT 11
FORM 10-K
DECEMBER 31, 1994

COMPUTATION OF EARNINGS PER SHARE (INSTRUCTION H(g))

Computation of the average number of shares of Common Stock outstanding for the three months ended December 31, 1994, 1993 and 1992.




                                            (1)           (2)        (3)                        (4)
                                                                                          Average number of
                                                                                         shares outstanding
                                                                                            as shown on
                                                                                       consolidated statements
                                         Shares of    Number                              of operations (3)
                                          common     of days        Share days           divided by number
                                          stock     outstanding     (2x1)                of days in period
                                        ----------  -----------     ----------         ------------------------
        1994

October 1 - December 31                 6,459,052       92          584,232,784

Equivalent shares under
 the Company's bonus plan                   2,110       92              194,118

Options exercised                           8,500        4               34,000
                                            2,220        2                4,400

Equivalent shares under the
 Company's option plans                    97,880       92            9,004,960

Shares issued in acquisition              260,000       12            3,120,000
                                                                     -----------
                                                                     606,590,262                6,593,372
                                                                     -----------                ---------
                                                                     -----------                ---------
        1993

October 1 - December 31                 6,263,337       92           576,227,004

Equivalent shares under
 the Company's bonus plan                   2,550       92               236,394

Options exercised                           1,000       87                87,000
                                           30,000       68             2,040,000
                                           15,200       60               912,000
                                            8,000       18               144,000
                                            1,000       12                12,000
                                            1,500       11                16,500
                                            7,400        5                37,000
                                            1,000        4                 4,000


Equivalent shares under the
 Company's option plans                     242,203     92            22,282,676
                                                                     -----------
                                                                     601,997,574                6,543,452
                                                                     -----------                ---------
                                                                     -----------                ---------

        1992

October 1 - December 31                 5,131,156       92           472,066,260
Options exercised                           4,975       52               256,700
                                            4,975       52               256,700
                                              500       18                 9,000
                                            2,000       17                34,000
                                            1,000        9                 9,000
                                           16,800        3                50,400

Equivalent shares under the
 Company's option plans                   206,524       92            19,184,206

Equivalent shares under the
 Company's bonus plan                       2,958       92               271,952

Conversion of convertible
 debenture                                227,027        1               227,027
                                                                     -----------
                                                                     492,110,547                5,349,027
                                                                     -----------                ---------
                                                                     -----------                ---------

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                                                           Page 28 of 72
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Computation of the average number of shares of Common Stock outstanding for the twelve months ended December 31, 1994, 1993 and 1992.




          1994

Quarter 1 weighted average     6,551,192
Quarter 2 weighted average     6,558,527
Quarter 3 weighted average     6,563,411
Quarter 4 weighted average     6,583,372
                              ----------
                                             Divided by
                              26,266,502    4 Quarters =     6,566,626
                              ----------                     ---------

          1993

Quarter 1 weighted average     5,623,334
Quarter 2 weighted average     6,146,910
Quarter 3 weighted average     6,532,649
Quarter 4 weighted average     6,543,452
                              ----------
                                             Divided by
                              24,846,345    4 Quarters =     6,211,586
                              ----------                     ---------


          1992

Quarter 1 weighted average     5,176,132
Quarter 2 weighted average     5,265,042
Quarter 3 weighted average     5,306,296
Quarter 4 weighted average     5,349,027
                               ---------
                                             Divided by
                              21,096,487    4 Quarters =     5,274,622
                              ----------                     ---------


                                            Page 29 of 72